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                              FORM OF PURCHASE AGREEMENT

          THIS AGREEMENT (the "Agreement") is made as of the 6th day of August, 1999, by and among Collateral Therapeutics Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with its principal offices at 11622 El Camino Real, San Diego, California 92130, and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

          IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company, and the Purchaser agree as follows:

SECTION 1. AUTHORIZATION OF SALE OF THE SHARES. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 2,150,000 shares (the "Shares") of the common stock, par value $0.001 per share (the "Common Stock"), of the Company.

SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SHARES. At the Closing (as defined in Section 3), the Company will, subject to the terms of this Agreement, sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) set forth on the signature page hereof:

          The Company proposes to enter into this same form of purchase agreement with the other investors (the "Other Purchasers") and to complete sales of the Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements." The term "Placement Agent" shall mean Bear, Stearns & Co. Inc.

SECTION 3. DELIVERY OF THE SHARES AT THE CLOSING. The "Subscription Date" shall be the date when the Company has notified the Placement Agent in writing that it is no longer accepting Purchase Agreements from investors. The completion of the purchase and sale of the Shares (the "Closing") shall occur at a place and time (the "Closing Date") to be determined by the Company and the Placement Agent, which date shall not be less than three nor more than ten business days after the Subscription Date. The Purchasers will be notified by facsimile transmission or otherwise of the Closing Date.

          At the Closing, the Company shall issue to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares set forth in Section 2 above. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix 1. The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder; (b) completion of the purchases and sales under the Agreements with all of the Other Purchasers; and (c) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing. The Purchaser's obligation to accept delivery of such stock

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certificate(s) and to pay for the Shares evidenced thereby shall be subject to the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing. The Purchaser's obligations hereunder are expressly conditioned on the purchase by Other Purchasers of the Shares that they have agreed to purchase from the Company to the extent that the Purchaser's Shares, in combination with Shares purchased by Other Purchasers, shall total at least
2.0 million Shares.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

     4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined herein) on the Company.

     4.2 AUTHORIZED CAPITAL STOCK. Except as described by the Confidential Private Placement Memorandum dated July 21, 1999 prepared by the Company, including all Exhibits (except for this Agreement), the Supplemental Package(s) (as defined therein), amendments and any other documents incorporated by reference thereto (the "Private Placement Memorandum"), the Company had authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Private Placement Memorandum as of the date set forth therein; the issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and conform in all material respects to any descriptions thereof contained in the Private Placement Memorandum. Except as described by the Private Placement Memorandum and except with respect to the issuance of options under the Company's 1998 Stock Incentive Plan and the issuance of shares of Common Stock pursuant to the Company's Employee Stock Purchase Plan and pursuant to any options outstanding as of the date hereof, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any securities or obligations convertible into shares of its capital stock or any shares of capital stock of any subsidiary. The description of the Company's stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth in the documents incorporated by reference in the Private Placement Memorandum accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

     4.3 ISSUANCE, SALE AND DELIVERY OF THE SHARES. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following

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notification of the Company's intent to file the registration statement to be filed by the Company pursuant to Section 7.1 hereof (the "Registration Statement")) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act of 1933, as amended (the "Securities Act"), in the Registration Statement. No further approval or authority of the stockholders, or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein. The Company's issuance of the Shares shall be in compliance with all applicable Federal, state securities or blue sky laws.

     4.4 DUE EXECUTION, DELIVERY AND PERFORMANCE OF THE AGREEMENTS. The Company has full legal right, corporate power and authority to enter into the Agreements and perform the transactions contemplated hereby. The Agreements have been duly authorized, executed and delivered by the Company. The making and performance of the Agreements by the Company and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Company. The making and performance of the Agreements by the Company and the consummation of the transactions herein contemplated will not (i) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or (ii) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its respective properties may be bound or affected, or, to the Company's knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its respective properties and, in each case (i) or (ii), which individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects as of the date hereof or results of operations of the Company, taken as a whole (a "Material Adverse Effect"). No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares. Upon their execution and delivery, and assuming the valid execution thereof by the respective Purchasers, the Agreements will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be legally unenforceable.

     4.5 ACCOUNTANTS. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements to be incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1998 into the Registration Statement and the Prospectus which forms a part thereof, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").

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     4.6  NO DEFAULTS.  Except as to defaults, violations and breaches which individually or in the aggregate would not have a Material Adverse Effect, the Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default as defined in such documents on the part of the Company, except such defaults which individually or in the aggregate would not have a Material Adverse Effect.

     4.7 CONTRACTS. The contracts described in the Private Placement Memorandum or incorporated by reference therein that are material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect.

     4.8 NO ACTIONS. Except as disclosed in the Private Placement Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened to which the Company is or may be a part or of which property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect; and no labor disturbance by the employees of the Company exists, or, to the Company's knowledge, is threatened which might reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Private Placement Memorandum, the Company is not a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.

     4.9 PROPERTIES. The Company has good and marketable title to all the properties and assets reflected as owned by it in the financial statements included in or incorporated by reference into the Private Placement Memorandum, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except
(i) those, if any, reflected in such financial statements, (ii) those of the United States Government to exercise rights with respect to inventions made with Government support, or (iii) those which are not material in amount and do not adversely affect the use made and promised to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to their respective businesses. Except as disclosed in the Private Placement Memorandum, the Company owns or leases all such properties as are necessary to its operations as now conducted.

     4.10 NO MATERIAL CHANGE. Since June 30, 1999 and except as addressed by the Private Placement Memorandum, (i) the Company has not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material oral or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company or other Material Adverse Effect; (ii) the Company has not sustained any material loss or interference with its

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businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company other than the sale of the Shares hereunder and shares or options issued pursuant to the Company's 1998 Stock Incentive Plan, the Company's Employee Stock Purchase Plan and any options outstanding as of the date hereof, or indebtedness, liens or claims material to the Company (other than in the ordinary course of business); and (v) except for the operating losses and negative cash flow the Company has continued to incur, there has not been a material adverse change in the condition (financial or otherwise), properties, business, prospects as of the date hereof or results of operations of the Company.

     4.11 INTELLECTUAL PROPERTY. Except as addressed by the Private Placement Memorandum, the Company believes it has the necessary trademark, trade name rights, patent rights, copyrights, licenses and trade secret rights to conduct its business as it is now being conducted and as specifically described in the Private Placement Memorandum; and, except as described in the Private Placement Memorandum under "Business," the Company has no knowledge of any material infringement by it of the trademark, trade name rights, patent rights, copyrights or trade secret rights of others, or of any claim made against the Company regarding trademark, trade name, patent or trade secret infringement, that would be expected to have a material adverse effect on the Company. The foregoing is subject to and must be considered in view of the numerous uncertainties and complexities inherent in seeking intellectual property protection of sufficient scope to protect the Company's technologies, in defending intellectual property rights that may be obtained, and in avoiding or being able to license or defend against intellectual property rights that may belong to or may be acquired by others; see the discussion of Risks Related to Patents and Proprietary Information in the Private Placement Memorandum.

     4.12 COMPLIANCE. The Company has not been advised, and has no reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.

     4.13 TAXES. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

     4.14 TRANSFER TAXES. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

     4.15 INVESTMENT COMPANY. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

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     4.16 OFFERING MATERIALS.  The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Private Placement Memorandum. The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of
Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

     4.17 INSURANCE. Except as disclosed in the Private Placement Memorandum, the Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

     4.18 CONTRIBUTIONS. The Company has not at any time since its incorporation, directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     4.19 REPORTING COMPANY; LISTED SECURITIES. The Company is a reporting company and has filed all reports required to be filed by Sections 13(a), 14(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in a timely manner during the preceding twelve (12) months and has been subject to such filing requirements for the past twelve (12) months. The Common Stock is quoted on the Nasdaq National Market System ("Nasdaq"). To the Company's knowledge, there is no stop order suspending the trading of the Common Stock on Nasdaq or any information which would result in the Common Stock from being delisted from Nasdaq. The Company will continue to use commercially reasonable efforts to satisfy the Non-Quantitative Designation Criteria contained in
Section 5 of Part III of Schedule D of the NASD's Bylaws to the extent such criteria are within the control of the Company. Nothing in this Section shall be interpreted to preclude the Company from listing its Common stock on a national securities exchange in lieu of the Nasdaq National Market.

     4.20 ADDITIONAL INFORMATION. The Company represents and warrants that the information contained in the following documents, which the Placement Agent has furnished to the Purchaser, or will furnish prior to the Closing, complies in all material respects with the Rules and Regulations and is, or will be, true and complete in all material respects as of their respective filing dates:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (without exhibits);

          (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999 (without exhibits);

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          (c)  the Company's Proxy Statement for the 1999 Annual Meeting of
Stockholders;

          (d)  the Registration Statement;

          (e) the Private Placement Memorandum (other than the Purchase Agreement and appendices thereto); and

          (f) all other documents, if any, filed by the Company with the Securities and Exchange Commission (the "SEC") since December 31, 1998 pursuant to the reporting requirements of the Exchange Act.

     4.21 LEGAL OPINION. Prior to the Closing, Brobeck, Phleger & Harrison LLP, counsel to the Company, will deliver its legal opinion to the Placement Agent reasonably satisfactory to the Placement Agent and counsel to the Placement Agent. Such opinion shall also state that each of the Purchasers may rely thereon as though it were addressed directly to such Purchaser.

     4.22 CERTIFICATE. At the Closing, the Company will deliver to Purchaser a certificate executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of the Company set forth in this Section 4 are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.

SECTION 5.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

          (a) The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the number of Shares set forth in the signature page hereto, for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares;
(iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Act, the Rules and Regulations and any applicable state securities or blue sky laws; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, both attached hereto as Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, not relied upon any representations or other information (whether oral or written) other than as set forth in the

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Private Placement Memorandum and the documents included therein and the representations and warranties of the Company contained herein; (vi) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; and (vii) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

          (b) The Purchaser hereby covenants with the Company not to make any sale of the Shares without satisfying the prospectus delivery requirement under the Securities Act, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate officer's certificate: (i) in the form of Appendix II hereto,
(ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement, the Securities Act and the Rules and Regulations and any applicable state securities or blue sky laws and (B) the requirement of delivering a current prospectus has been satisfied, except to the extent that the requirement of delivering a current prospectus is inapplicable under the Rules and Regulations as applied to: (i) a transfer to an affiliate of the Purchaser (including a mutual fund with a common investment advisor) that is carried out in accordance with an applicable exemption from registration under the Securities Act and the Rules and Regulations, or (ii) a transfer or sale pursuant to Rule 144 or another applicable exemption from registration under the Securities Act and the Rules and Regulations. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said prospectus; provided, however, that the Company will deliver such notices to Purchaser as promptly as practicable and will use commercially reasonable and diligent efforts to limit the aggregate duration of such suspensions to forty-five (45) days per calendar year. The Purchaser further covenants to notify the Company promptly of the sale of all of its Shares.

          (c) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) if applicable, the Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction, (iii) the making and performance of the Agreement by Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to Purchaser, (iv) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, and (v) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 7.3 hereof may be legally unenforceable and (vi) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

          (d) The Purchaser recognizes that an investment in the Shares involves a high degree of risk, including a risk of total loss of Purchaser's investment, and the Purchaser has full cognizance of and understands all of the risk factors related to Purchaser's purchase of the Shares, including, but not limited to, those set forth under the caption "Risk Factors" in the Private Placement Memorandum.

          (e) All of the information provided to the Company or its agents or representatives concerning the Purchaser's suitability to invest in the Company and the representations and warranties contained herein, are complete, true and correct as of the date hereof. Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws.

          (f) The address set forth in the signature page hereto is the Purchaser's true and correct residence and the Purchaser has no present intention of becoming a resident of any other state or jurisdiction.

          (g) The Purchaser covenants to provide Company at all times as the Company is required to keep the Registration Statement in effect with an updated, accurate and complete plan of distribution.

          (h) The Purchaser understands and agrees that each certificate or other document evidencing any of the Shares shall be endorsed with the legend in substantially the form set forth below as well as any other legends required by applicable law and the Purchaser covenants that the Purchaser shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate and understands that the Company shall refuse to register any transfer of Shares not complying with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER

SECTION 6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive for a period of two (2) years following the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

SECTION 7.     REGISTRATION OF THE SHARES;  COMPLIANCE WITH THE SECURITIES ACT.

     7.1 REGISTRATION PROCEDURES AND EXPENSES. Except for such times as the Company may be required to suspend the use of a prospectus forming a part of the Registration Statement, as further described in Section 5(b) hereof, the Company shall use its reasonable best efforts to:

          (a) as soon as practicable, but in no event later than five (5) business days following the Subscription Date, prepare and file with the SEC the Registration Statement on Form S-3 relating to the resale of the Shares by the Purchaser from time to time through the automated quotation system of Nasdaq or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions;

          (b) subject to receipt of necessary information from the Purchasers, cause the SEC to notify the Company of the SEC's willingness to declare the Registration Statement effective within ninety (90) days after the Registration Statement is filed by the Company, and notify the Purchasers of such notification from the SEC within three (3) business days of receipt;

          (c) promptly prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Purchaser may sell all Shares then held by the Purchaser without restriction by reason of Rule 144(k) under the Securities Act ("Rule 144") or any other rule of similar effect, or (iii) such time as all Shares purchased by the Purchaser have been sold pursuant to a registration statement;

          (d) so long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such reasonable number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser; provided, however, that the obligation of the Company to deliver copies of prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses;

          (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

          (f)  bear all expenses in connection with the procedures in paragraphs
(a) through (e) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any; and

          (g) with a view to making available to Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit Purchaser to sell Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of Purchaser's Shares may be resold within a given three-month period pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of Purchaser's Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to Purchaser upon request, as long as Purchaser owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual report on form 10-K or quarterly report of the Company on form 10-Q, and (C) such other information as may be reasonably requested in order to avail Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares without registration.

     7.2 TRANSFER OF SHARES AFTER REGISTRATION. The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities or blue sky laws, except as contemplated in the Registration Statement referred to in Section 7. 1. and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its Plan of Distribution, except to the extent that this Section 7.2 is inapplicable to a transfer to an affiliate of the Purchaser (including a mutual fund with a common investment advisor) that is carried out in accordance with an applicable exemption from registration under the Securities Act and the Rules and Regulations.

     7.3  INDEMNIFICATION.  For the purpose of this Section 7.3:

               (i) the term "Purchaser" shall include the Purchaser and any affiliate of such Purchaser; and

               (ii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1.

          (a) The Company agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or (in the case of the Registration Statement or any amendment thereof) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (in the case of the Prospectus and any amendment thereof or supplement thereto) arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Purchaser and each such controlling person for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable to a Purchaser seeking indemnification in any such case to the extent that any such loss, claim, damage, liability or expense to such Purchaser arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5(b) or 7.2 hereof respecting sale of the Shares, or (iii) the inaccuracy of any representations made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent

Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

          (b) Each Purchaser will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Sections 5(b) or 7.2 hereof respecting the sale of the Shares or (ii) the inaccuracy of any representation made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or (in the case of the Registration Statement or any amendment thereof) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (in the case of the Prospectus and any amendment thereof or supplement thereto) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

          (c)  Promptly after receipt by an indemnified party under this Section
7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs
(a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying, party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of Common Stock or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of such selling Purchaser and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this
Section 7.3 are several and not joint.

     7.4 TERMINATION OF CONDITIONS AND OBLIGATIONS. The conditions precedent imposed by Section 5(b) or Section 7.2 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the earlier of the passage of twenty-four months from the effective date of the Registration Statement covering such Shares or such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

SECTION 8. BROKER'S FEE. Except as otherwise agreed to between the Purchaser and the Placement Agent, the Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Shares to the Purchaser. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

SECTION 9. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so delivered as addressed as follows:

          (a)  if to the Company, to:

               Collateral Therapeutics, Inc.
               11622 El Camino Real
               San Diego, California 92130
               Attn: Tyler M. Dylan, Esq.
               Fax: (858) 794-3440

               with a copy to:

               Brobeck, Phleger & Harrison LLP
               550 West C Street
               Suite 1300
               San Diego, California  92101
               Attn:  Faye H. Russell, Esq.
               Fax: (619) 234-3848
or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

          (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 10. CHANGES. This Agreement may not be modified or amended except pursuant to an instrument in writing, signed by the Company and the Purchaser.

SECTION 11. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 12. SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof, and the federal law of the United States of America.

SECTION 14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.


                           [REMAINDER OF THIS PAGE BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly-authorized representatives shown below.

    PURCHASER*



                                                                    Number of
 Name of Purchaser                                                   Shares
--------------------------------------------------------------------------------
 1.   Franklin Biotechnology Discovery Fund (#402)                        63,000
 2.   Franklin California Growth Fund (#180)                             125,000
 3.   Franklin Small Cap Fund (#198)                                     312,000
 4.   Heritage Series Trust Aggressive Growth                             30,000
 5.   Heritage Series Trust Smallcap Stock Fund                           60,000
 6.   Howard J. Leonhardt                                                 60,000
 7.   Invesco Funds Group, Inc.                                          200,000
 8.   Jackson National Life Eagle Smallcap Equity Series                  60,000
 9.   Moore Global Investments Ltd.                                      109,500
 10.  Nordbanken Fonder AB                                                40,000
 11.  Remington Investments Strategies, L.P.                              24,000
 12.  SEB Fondforvaltning                                                 85,000
 13.  SEB Private Bank Luxemburg                                          15,000
 14.  SL Holdings Ltd.                                                    16,500
 15.  State of Wisconsin Investment Board                                750,000
 16.  T. Rowe Price New Horizons Fund, Inc.                              200,000


Accepted and Agreed to by:

                                   COLLATERAL THERAPEUTICS, INC.
                                   /s/  Jack W. Reich, Ph.D.
                                   ------------------------------
                                   Jack W. Reich, Ph.D.
                                   President and Chief Executive Officer

                                   Date: August 11, 1999

---------------------------
*Separate Purchase Agreements were executed on behalf of each named Purchaser.